Consulting Services Agreement

This Consulting Services Agreement (the “AGREEMENT”) is entered this 24th of October 2016 (“Effective Date”) between Larry Bornstein, located at 8005 Valhalla Drive, Florida 33446 (“CONSULTANT”), and Cyclone Power Technologies, Inc., located at 601 NE 26th Ct., Pompano Beach, FL 33064 (“COMPANY”).

WHEREAS, the Company requires the services of an expert to advise in financial, business and real estate matters, and the Consultant has such experience and expertise;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

Engagement

1.	Company hereby engages Consultant and Consultant hereby accepts the engagement to become a business consultant to the Company and to render such advice, consultation, information, and services to the Directors and/or Officers of the Company regarding public company financials and audit for the Company. Specifically, the Consultant shall be the lead for the company in dealing with the auditors and the company to completely manage the audit process, manage its timing, conference calls, all document flow and any other items required to complete the audit and public reporting. It shall be expressly understood that Consultant shall have no power to bind Company to any contract or obligation or to transact any business in Company’s name or on behalf of Company in any manner.

Term

2.	The term (“TERM”) of this Agreement shall commence on the date hereof and continue for three months (3) months.

Compensation and Fees

3.	Company agrees to pay and deliver to Consultant 10,000,000 shares of restricted common stock of the Company (the “Stock Consideration”) for its services during the Term hereof.

4.	The Stock shall be restricted bearing all appropriate legends. Shares shall be considered earned as of the Effective Date of this agreement.

1

Representations, Warrants and Covenants

5.	The Company represents, warrants and covenants to the Consultant that Company has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions provided for herein.

6.	In the performance of its duties hereunder, the Consultant represents, warrants and covenants to the Company that it shall comply with all laws, rules and regulation of the Securities Exchange Commission, FINRA, any securities exchange that the Company’s securities are then listed, the Federal Trade Commission and any and all other regulatory bodies. Consultant hereby indemnifies and holds the undersigned and the Company harmless for any breach of this paragraph including a reasonable sum for attorney fees.

7.	The Consultant further represents that it and all individuals associated with it shall at all times conduct its business in a legal manner subject to all state and federal securities laws. This Agreement may be terminated immediately if this provision is breached or if any facts become known to the Company, in the Company’s sole and absolute discretion, that would lead it to believe otherwise, or that may do harm to the image and reputation of the Company.

Exclusivity; Performance; Confidentiality

8.	The services of Consultant hereunder shall not be exclusive, and Company may hire other consultants to perform similar or the same services. The Consultant agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the Consultant pursuant to the terms of this Agreement.

9.	Consultant acknowledges and agrees that confidential and valuable information proprietary to Company and obtained during its engagement by the Company, shall not be, directly or indirectly, disclosed without the prior express written consent of the Company, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

Litigation and Fees

10.	Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with Florida, in the courts of Palm Beach County. The prevailing party shall be entitled, in addition to such other relief as many be granted, to a reasonable sum for attorney’s fees.

Notices

11.	Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and first class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid.

2

Additional Provisions

12.	No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

13.	This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third-party beneficiaries of this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, regardless of laws of conflicts.

Counterparts

14.	This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

Cyclone Power Technologies, Inc.

By:
Frankie Fruge, President
Date:

By:
Larry Bornstein
Date:

3